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                                                                       EXHIBIT 1

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of April 6, 1998, by and between WMS INDUSTRIES INC. ("WMS"), a Delaware corporation with offices at 3401 North California Avenue, Chicago, IL 60618 and LOUIS J. NICASTRO ("Nicastro"), residing at 340 Polmer Park, Palm Beach, Florida 33480.

                              W I T N E S S E T H :

     WHEREAS, Nicastro was Chief Executive Officer of WMS for many years prior to his resignation on July 1, 1996; and

     WHEREAS, in order to facilitate the spin-off of the shares of stock of Midway Games Inc. ("Midway") owned by WMS to the stockholders of WMS, the current Chief Executive Officer and Chief Operating Officer of WMS has been requested to relinquish his positions as an officer of WMS to devote his full time to Midway; and

     WHEREAS, WMS desires to assure the continuation of experienced executive leadership and toward that end desires to employ Nicastro as its President, Chief Executive Officer; and Chief Operating Officer, and Nicastro is willing to be so employed.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereto agree as follows:

     1. WMS hereby employs Nicastro, and Nicastro agrees to be employed by WMS pursuant hereto, to perform the duties of the President, Chief Executive Officer and Chief Operating Officer of WMS and such other supervisory or executive duties on behalf of WMS as the Board of Directors of WMS shall determine.

     2. The term of Nicastro's employment hereunder shall commence on the date hereof and terminate on June 30, 2000 (the "Original Term"); provided, however, that the term of Nicastro's employment shall be deemed automatically extended from time to time such that the term of such employment shall at no time be less than two years (the "Extended Term"); and provided further, that Nicastro's services hereunder may be terminated by either party, effective upon expiration of the Original Term or the Extended Term upon written notice from the terminating party to the other party dated and received at least two (2) years prior to the respective termination date.

     3. (a) WMS shall pay to Nicastro in respect of each year of his employment hereunder, a base salary at the rate of $450,000 per annum, payable in equal bi-weekly installments, or such greater amount as the Board of Directors of WMS shall from time to time determine.

        (b) In addition to other compensation hereunder, Nicastro shall be entitled to participate in and receive the benefits of all employee benefits and perquisites generally available to senior executive employees of WMS. Nicastro shall also be entitled to receive such special bonuses as may be determined from time to time by the Board of Directors of WMS.




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        (c) Currently herewith, WMS is granting to Nicastro ten (10) year options to purchase 500,000 shares of WMS Common Stock at the closing price of such stock on the New York Stock Exchange on the date hereof. Such options shall be exercisable by Mr. Nicastro or, in the event of Mr. Nicastro's death, his estate, for their full ten (10) year term whether or not Mr. Nicastro remain employed by WMS; provided, however, such options shall not be exercisable at any time after Nicastro becomes employed on a full time basis by a competitor of WMS in violation of Paragraph 6(a) of this Agreement.

     4. WMS confirms its commitment, pursuant to a letter agreement dated July 1, 1996, that during the life of Nicastro and Nicastro's wife Elaine, if she survives him, to reimburse them for all medical and dental expenses incurred by them to the extent such expenses are not otherwise reimbursed by insurance provided by WMS. WMS shall also reimburse Nicastro for all expenses reasonably incurred by him in connection with the business of WMS, including, but not limited to, such items as entertainment, traveling, hotel, gifts and similar items as shall be deemed necessary and commensurate with his position as President, Chief Executive Officer and Chief Operating Officer of WMS. Nicastro will present receipts or vouchers for any requested reimbursements in accordance with WMS' normal policy and will comply with any appropriate procedures established by WMS to provide for payment or withholding of income or other taxes as may be required by law to be paid or withheld in connection with any such reimbursements.

     5. Nicastro agrees that, throughout the period in which he is required to perform services hereunder, he will devote his attention, knowledge and skills faithfully, diligently and to the best of his ability in furtherance of the business of WMS and businesses in which WMS has an interest, and in the full performance of the duties assigned to him hereunder, subject at all times, to the direction and control of the Board of Directors of WMS, and he shall not, throughout such period, enter into the service of, or be employed in any capacity or for any purpose whatsoever by, any person, firm or corporation other than WMS and businesses in which WMS has an interest. Nothing contained in this paragraph shall be deemed to prohibit Nicastro from (i) investing his assets or funds, so long as the business of any such entity in which he shall make his investments shall not be in direct competition with that of WMS, except that Nicastro may invest in a corporate entity in competition with WMS if such corporation's stock is listed for trading on a national stock exchange or traded in the over-the-counter market and Nicastro's holdings therein are not in violation of WMS' conflicts of interest policy then in effect; or (ii) acting as a director, trustee, officer, or upon a committee of any other firm, trust or corporation where such positions do not unreasonably interfere with the services to be rendered by Nicastro hereunder. WMS acknowledges that Nicastro may continue to perform services for businesses in which WMS had an interest at the time his services commenced even after WMS' interest terminates, so long as such services do not unreasonably interfere with the services to be rendered by Nicastro hereunder.

     6. Except as permitted in Paragraph 5 hereof, Nicastro covenants and agrees as follows:

        (a) During the period of his employment hereunder, and for a further period of one (1) year thereafter he shall not, directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, or allow his name to be used in any business or enterprise which competes in any way with WMS in any city or trade territory in the United States (including Puerto Rico) or Canada where WMS is directly or indirectly, through distributors or others, engaged in the operation of its business.

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        (b) During the term of this Agreement and thereafter, he shall hold in a fiduciary capacity for the benefit of WMS, all information, knowledge and data relating to or concerned with its operations, sales, businesses and affairs, and he shall not disclose or divulge any such information, knowledge or data to any person, firm or corporation other than to WMS or its designees, except as may otherwise be required in connection with the business and affairs of WMS.

     Nicastro acknowledges that the provisions of this Paragraph 6 are reasonable and necessary for the protection of WMS, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 6, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

     7. (a) Except as provided in the next succeeding subparagraph, in the event of a breach or threatened breach by either WMS or Nicastro of any obligations under this Agreement, the parties hereto acknowledge that WMS or Nicastro, as the case may be, will not have an adequate remedy at law, and shall be entitled to such equitable and injunctive relief as may be available to restrain violations of the provisions of this Agreement. Nothing in this subparagraph shall be construed as prohibiting the parties hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages for such breach or threatened breach.

        (b) Notwithstanding anything contained in the preceding subparagraph to the contrary:

            (i) (A) If WMS terminates Nicastro's employment in violation of this Agreement and Nicastro gives the written notice to WMS provided for in subparagraph 7(c) hereof; or (B) if at any time during the term of this Agreement, individuals who presently constitute the Board of Directors of WMS, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either presently on the Board or such recommended successors (such present directors or recommended directors being hereafter referred to as "Acceptable Directors"), cease for any reason to constitute at least a majority of such Board, and Nicastro gives the written notice to WMS provided for in subparagraph 7(d) hereof, WMS shall pay to Nicastro within fifteen (15) days (or, if later, five (5) business days after Nicastro's delivery of the notice of termination described in subparagraph 7(c) below) after such termination pursuant to clause (A) or (B) hereof, as the case may be, as severance pay and liquidated damages, in lieu of any other rights or remedies which might otherwise be available to him under this Agreement, and without mitigation of any kind or amount, whether or not Nicastro shall seek or accept other employment, a lump sum payment equal in amount to three times Nicastro's base salary at the highest annual rate in effect during the one-year period immediately preceding termination. The payment provided for in this subparagraph 7(b)(i) shall be paid in full, without discount to present value. In addition to such lump sum payment to Nicastro, Nicastro shall have the right, exercisable within thirty (30) days after such termination pursuant to clauses (A) or (B) hereof, to sell to WMS any or all options held by Nicastro to

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        purchase WMS common stock and options to purchase the securities of any other company at least 20% of the voting securities of which are owned by WMS (a "Related Company") at a price per option equal to the amount by which (i) the average closing price of the WMS common stock or the securities of such Related Company, as the case may be, on the New York Stock Exchange (or other applicable trading market if not listed on the New York Stock Exchange) during the thirty-day period immediately preceding the date on which he notifies WMS of his election to sell such options plus the fair market value per share of other securities or assets which Nicastro would be entitled to receive upon exercise of such options exceeds (ii) the option exercise price for each such share. All options not yet fully exercisable shall be deemed fully exercisable for purposes of the foregoing computation. Such payments shall be made by WMS at the time provided in this subparagraph 7(b)(i) and shall not require any further authorization or approval of the Board of Directors of WMS.

            (ii) If it shall be determined that any amount payable under subparagraph 7(b) by WMS to or for the benefit of Nicastro (a "Base Payment") would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Nicastro shall be entitled to receive an additional payment (the "Gross-up Payment") in an amount such that the net amount retained by Nicastro, after the calculation and deduction of any Excise Tax on the Base Payment and any federal, state, and local income taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Base Payment. In determining this amount, the amount of the Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Gross-Up Payment attributable to state and local income taxes. Finally, the Gross-Up Payment shall be reduced by income or Excise Tax withholding payments made by WMS to any federal, state, or local taxing authority with respect to the Gross-Up Payment that was not deducted from compensation payable to Nicastro.

            (iii) All determinations required to be made under subparagraph 7(b)(ii), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made by WMS' independent auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to WMS and Nicastro within fifteen business days after the receipt of notice from Nicastro that there should be a Gross-Up Payment. The determination of tax liability made by the Accounting Firm shall be subject to review by Nicastro's tax advisor, and, if Nicastro's tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and Nicastro's tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either Nicastro or WMS shall be borne by WMS. Any Gross-Up Payment shall be paid by WMS to Nicastro within five days after the receipt of the determination. Any determination by a jointly designated public accounting firm shall be binding upon WMS and Nicastro.

        (c) WMS shall be deemed to have terminated Nicastro's employment in violation of this Agreement for all purposes hereunder, if, among other things, without his prior written consent:

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            (i) Nicastro is placed in any position of lesser stature than that of President, Chief Executive Officer and Chief Operating Officer of WMS; is assigned duties inconsistent with such positions or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such positions on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect on the date hereof; or is accorded treatment on a general basis which is in derogation of his status as President, Chief Executive Officer and Chief Operating Officer;

            (ii) Nicastro ceases to serve as a member of the Board of Directors of WMS;

            (iii) WMS discontinues or reduces (from the highest level in effect during the term of this Agreement) the amount of base salary payable to Nicastro pursuant to subparagraph 3(a) of this Agreement; or

            (iv) WMS discontinues or reduces (from the level in effect on the date hereof) the perquisites or fringe benefits inherent in Nicastro's position on the date hereof;

and Nicastro gives written notice of his election to deem such act to constitute termination, in which event termination pursuant to this subparagraph 7(c) shall be deemed to have occurred upon the date of the giving of such notice.

        (d) In the event of a change in the constitution of the Board of Directors of WMS such that it does not include a majority of Acceptable Directors as provided in Clause (B) of subparagraph 7(b)(i) hereof, and in the further event that at any time thereafter, Nicastro gives written notice of his election to terminate this Agreement, termination pursuant to this subparagraph 7(d) shall be deemed to have occurred upon the date of the giving of such notice.

        8. This Agreement may not be assigned by Nicastro but shall inure to the benefit of and shall be binding upon the successors and assigns of WMS.

        9. All notices shall be addressed to each party hereto at its address set forth on the first page of this Agreement or as such address may be changed from time to time by notice in accordance with this Paragraph 9 and shall be delivered in person or sent by mail with first class postage prepaid or by express mail service for next day delivery or other responsible overnight delivery service, and, if sent by mail shall be deemed to have been given and received two business days after the date of deposit in the mails and, if sent by express mail service or overnight delivery service shall be deemed to have been given and received on the next business day after the date of the delivery of the notice to such service.

        10. Any waiver by either WMS or Nicastro of any breach of any provisions of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach hereof.

        11. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Illinois applicable to agreements to be performed entirely therein.

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        12. No amendment or modification of this Agreement shall be valid and binding unless made in writing and signed by both of the parties hereto.

        13. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          WMS INDUSTRIES INC.

                                          By: /s/ Harold H. Bach, Jr.
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                                              Harold H. Bach, Jr.
                                              Vice President - Finance

                                              /s/ Louis J. Nicastro
                                              ----------------------------------
                                              LOUIS J. NICASTRO

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